Cathay General Bancorp Announces Net Income of $27.7 Million, or $0.30 Per Share, For the Fourth Quarter and Net Income of $100.2 Million For the Year Ended December 31, 2011

LOS ANGELES, Jan. 23, 2012 /PRNewswire/ -- Cathay General Bancorp (the "Company", NASDAQ: CATY), the holding company for Cathay Bank (the "Bank"), today announced results for the fourth quarter and for the year ended December 31, 2011.

FINANCIAL PERFORMANCE

	Three months ended December 31,		Year ended December 31,
	2011	2010	2011	2010
Net income	$27.7 million	$18.1 million	$100.2 million	$11.6 million
Net income/(loss) available to common stockholders	$23.6 million	$14.0 million	$83.7 million	($4.8) million
Basic earnings/(loss) per common share	$0.30	$0.18	$1.06	($0.06)
Diluted earnings/(loss) per common share	$0.30	$0.18	$1.06	($0.06)
Return on average assets	1.05%	0.65%	0.94%	0.10%
Return on average total stockholders' equity	7.33%	4.99%	6.78%	0.81%
Efficiency ratio	49.82%	61.65%	50.90%	53.22%

FOURTH QUARTER HIGHLIGHTS

  Improved profitability – Fourth quarter net income was $27.7 million compared to net income of $26.1 million in the third quarter of 2011 and net income of $18.1 million in the same quarter a year ago.
  Decrease in net charge-offs – Net charge-offs decreased $18.2 million, or 79.7%, to $4.6 million in the fourth quarter of 2011 from $22.8 million in the same quarter a year ago and decreased $24.9 million, or 84.2%, from $29.5 million in the third quarter of 2011.
  Decrease in loan loss provisions – Loan loss provision decreased $8.0 million, or 80%, to $2.0 million in the fourth quarter of 2011 compared to $10.0 million in the same quarter a year ago and decreased $7.0 million from $9.0 million in the third quarter of 2011.

FULL YEAR HIGHLIGHTS

  Net income increased $88.6 million, or 766%, to $100.2 million for the year ended 2011 compared to net income of $11.6 million for the year ended 2010.
  Strong growth in commercial loans – Commercial loans increased $427.1 million, or 29.6%, during 2011, to $1.9 billion at December 31, 2011, compared to $1.4 billion at December 31, 2010.
  Net charge-offs decreased $60.2 million, or 47.6%, to $66.2 million for the year ended 2011 from $126.4 million for the year ended 2010.

"We are pleased with the continued improvement in profitability in 2011. Commercial loan growth of 30% for the year reflects both increased business from our existing customers as well as the addition of new borrowers," commented Dunson Cheng, Chairman of the Board, Chief Executive Officer, and President of the Company.

"Our net interest margin decreased to 3.28% for the fourth quarter from 3.32% in the third quarter due mainly to slightly lower loan yields and amortization of premiums on mortgaged backed securities. However, we expect an improvement in the net interest margin in 2012 from further reductions in our problem loans and as our deposits reprice to current market levels," said Peter Wu, Executive Vice Chairman and Chief Operating Officer.

"We are optimistic that in 2012 as we celebrate Cathay Bank's Fiftieth Anniversary, our profitability could approach or even possibly exceed our historical record levels," concluded Dunson Cheng.

INCOME STATEMENT REVIEW

Net income available to common stockholders for the quarter ended December 31, 2011, was $23.6 million, an increase of $9.6 million, or 68.4%, compared to a net income available to common stockholders of $14.0 million for the same quarter a year ago. Diluted earnings per share available to common stockholders for the quarter ended December 31, 2011, was $0.30 compared to a diluted earnings per share of $0.18 for the same quarter a year ago due primarily to decreases in the provision for credit losses, decreases in other real estate owned ("OREO") expenses, decreases in prepayment penalties on the repayment of Federal Home Loan Bank ("FHLB") advances, and increases in net interest income which were partially offset by decreases in gains on sales of securities, increases in incentive compensation accruals, and increases in professional service expenses.

Return on average stockholders' equity was 7.33% and return on average assets was 1.05% for the quarter ended December 31, 2011, compared to a return on average stockholders' equity of 4.99% and a return on average assets of 0.65% for the same quarter a year ago.

Net interest income before provision for credit losses

Net interest income before provision for credit losses increased $4.1 million, or 5.4%, to $79.3 million during the fourth quarter of 2011 compared to $75.2 million during the same quarter a year ago. The increase was due primarily to the decrease in interest expense paid on time certificates of deposit and the prepayment of FHLB advances and securities sold under agreement to repurchase.

The net interest margin, on a fully taxable-equivalent basis, was 3.28% for the fourth quarter of 2011, a decrease of 4 basis points from 3.32% for the third quarter of 2011, and an increase of 40 basis points from 2.88% for the fourth quarter of 2010. The decrease in the rate on interest bearing deposits and the prepayment of FHLB advances and decreases in securities sold under agreement to repurchase contributed to the increase in the net interest margin from the same quarter a year ago.

For the fourth quarter of 2011, the yield on average interest-earning assets was 4.58%, on a fully taxable-equivalent basis, the cost of funds on average interest-bearing liabilities equaled 1.60%, and the cost of interest bearing deposits was 0.92%. In comparison, for the fourth quarter of 2010, the yield on average interest-earning assets was 4.52%, on a fully taxable-equivalent basis, cost of funds on average interest-bearing liabilities equaled 1.99%, and the cost of interest bearing deposits was 1.16%. The interest spread, defined as the difference between the yield on average interest-earning assets and the cost of funds on average interest-bearing liabilities, increased 45 basis points to 2.98% for the fourth quarter ended December 31, 2011, from 2.53% for the same quarter a year ago, primarily due to the reasons discussed above.

The cost of deposits, including demand deposits, decreased 6 basis points to 0.79% in the fourth quarter of 2011 compared to 0.85% in the third quarter of 2011 and decreased 21 basis points from 1.00% in the fourth quarter of 2010 due primarily to the decrease in the rates paid on certificates of deposit upon renewal and on money market accounts.

Provision for credit losses

The provision for credit losses was $2.0 million for the fourth quarter of 2011 compared to $9.0 million for the third quarter of 2011 and $10.0 million in the fourth quarter of 2010. The provision for credit losses was based on the review of the adequacy of the allowance for loan losses at December 31, 2011. The provision for credit losses represents the charge against current earnings that is determined by management, through a credit review process, as the amount needed to establish an allowance that management believes to be sufficient to absorb credit losses inherent in the Company's loan portfolio, including unfunded commitments. The following table summarizes the charge-offs and recoveries for the periods indicated:

	Three months ended December 31,		Year ended December 31,
	2011	2010	2011	2010
	(In thousands)
Charge-offs:
Commercial loans	$ 530	$ 4,108	$ 11,745	$ 21,609
Construction loans- residential	2,452	2,660	20,801	14,889
Construction loans- other	654	4,448	16,699	30,432
Real estate loans (1)	3,208	10,088	27,327	47,765
Real estate- land loans	46	4,240	1,054	24,060
Total charge-offs	6,890	25,544	77,626	138,755
Recoveries:
Commercial loans	206	1,380	1,774	4,712
Construction loans- residential	141	1,043	3,808	5,448
Construction loans- other	36	100	665	553
Real estate loans (1)	1,874	3	4,539	933
Real estate- land loans	3	205	621	668
Installment and other loans	-	11	-	13
Total recoveries	2,260	2,742	11,407	12,327
Net charge-offs	$ 4,630	$ 22,802	$ 66,219	$ 126,428

(1) Real estate loans include commercial mortgage loans, residential mortgage loans and equity lines.

Non-interest income

Non-interest income, which includes revenues from depository service fees, letters of credit commissions, securities gains (losses), gains (losses) on loan sales, wire transfer fees, and other sources of fee income, was $9.0 million for the fourth quarter of 2011, a decrease of $7.2 million, or 44.4%, compared to non-interest income of $16.2 million for the fourth quarter of 2010. The decrease in non-interest income in the fourth quarter of 2011 was primarily due to decreases of $8.7 million from gains on sale of securities and decreases of $364,000 in gains on sale of loans offset by a $678,000 increase in commissions from foreign exchange transactions, a $528,000 increase in trading revenues, a $345,000 increase in letters of credit commissions, and a $340,000 increase in venture capital income.

Non-interest expense

Non-interest expense decreased $12.3 million, or 21.9%, to $44.0 million in the fourth quarter of 2011 compared to $56.3 million in the same quarter a year ago. The efficiency ratio was 49.82% in the fourth quarter of 2011 compared to 61.65% for the same quarter a year ago due primarily to decreases in OREO expenses and lower prepayment penalties from prepayment of FHLB advances.

Prepayment penalties from prepaying $50.0 million of FHLB advances were $1.7 million in the fourth quarter of 2011 compared to prepaying $314.4 million of FHLB advances with penalties of $13.4 million in the same quarter a year ago. OREO expense decreased $8.7 million, or 81.4%, to $2.0 million in the fourth quarter of 2011 compared to $10.7 million in the fourth quarter of 2010 primarily due to decreases of $10.8 million in 2011 from OREO write-downs offset by decreases of $2.5 million in gains from OREO.

Offsetting the above decreases were the increases of $4.0 million in salaries and employee benefits in the fourth quarter of 2011 compared to the same quarter a year ago primarily due to increases in incentive compensation and the hiring of new employees. Occupancy expense increased $1.8 million primarily due to a correction in the depreciation life for certain components of our administrative office building made in 2010. Professional service expenses increased $3.1 million primarily due to increases in legal collection expenses and consulting expenses.

Income taxes

The effective tax rate for the fourth quarter of 2011 was 34.3% compared to 27.3% in the fourth quarter of 2010. The effective tax rate includes the impact of the utilization of low income housing tax credits, which had a greater relative impact in 2010 compared to 2011.

BALANCE SHEET REVIEW

Total assets were $10.6 billion at December 31, 2011, a decrease of $157.1 million, or 1.5%, from $10.8 billion at December 31, 2010, primarily due to decreases of $395.7 million in investment securities and decreases of $110.0 million from securities purchased under agreements to resell offset by increases of $190.6 million in gross loans and increases of $88.6 million in short-term investments.

Gross loans, excluding loans held for sale, were $7.06 billion at December 31, 2011, an increase of $190.6 million, or 2.8%, from $6.87 billion at December 31, 2010, primarily due to an increase of $427.1 million, or 29.6%, in commercial loans and an increase of $119.8 million, or 14.1%, in residential mortgage loans offset by a decrease of $172.6 million, or 42.1%, in construction loans, and a decrease of $191.2 million, or 4.9%, in commercial real estate loans. The changes in loan composition from December 31, 2010, are presented below:

Type of Loans:	December 31, 2011	December 31, 2010	% Change
	(Dollars in thousands)
Commercial loans	$ 1,868,275	$ 1,441,167	30
Residential mortgage loans	972,262	852,454	14
Commercial mortgage loans	3,748,897	3,940,061	(5)
Equity lines	214,707	208,876	3
Real estate construction loans	237,372	409,986	(42)
Installment & other loans	17,699	16,077	10

Gross loans	$ 7,059,212	$ 6,868,621	3

Allowance for loan losses	(206,280)	(245,231)	(16)
Unamortized deferred loan fees	(8,449)	(7,621)	11

Total loans and leases, net	$ 6,844,483	$ 6,615,769	3
Loans held for sale	$ 760	$ 2,873	(74)

Total deposits were $7.2 billion at December 31, 2011, an increase of $237.3 million, or 3.4%, from $7.0 billion at December 31, 2010, primarily due to a $304.6 million, or 9.5%, increase in time deposits of $100,000 or more and a $144.4 million, or 15.5%, increase in non-interest-bearing demand deposits, offset primarily by a $248.3 million, or 23.0%, decrease in time deposits under $100,000. The changes in deposit composition from December 31, 2010, are presented below:

Deposits	December 31, 2011	December 31, 2010	% Change
	(Dollars in thousands)
Non-interest-bearing demand deposits	$ 1,074,718	$ 930,300	16
NOW deposits	451,541	418,703	8
Money market deposits	951,516	982,617	(3)
Saving deposits	420,030	385,245	9
Time deposits under $100,000	832,997	1,081,266	(23)
Time deposits of $100,000 or more	3,498,329	3,193,715	10
Total deposits	$ 7,229,131	$ 6,991,846	3

ASSET QUALITY REVIEW

At December 31, 2011, total non-accrual portfolio loans, excluding non-accrual loans held for sale, were $201.2 million, a decrease of $41.1 million, or 17.0%, from $242.3 million at December 31, 2010, and an increase of $8.5 million, or 4.4%, from $192.7 million at September 30, 2011.

The allowance for loan losses was $206.3 million and the allowance for off-balance sheet unfunded credit commitments was $2.1 million at December 31, 2011, and represented the amount believed by management to be sufficient to absorb credit losses inherent in the loan portfolio, including unfunded commitments. The allowance for credit losses, the sum of allowance for loan losses and for off-balance sheet unfunded credit commitments, was $208.3 million at December 31, 2011, compared to $247.6 million at December 31, 2010, a decrease of $39.2 million, or 15.8%. The allowance for credit losses represented 2.95% of period-end gross loans, excluding loans held for sale, and 100.2% of non-performing portfolio loans at December 31, 2011. The comparable ratios were 3.60% of period-end gross loans and 100.1% of non-performing loans at December 31, 2010. Results of the changes from December 31, 2010, and September 30, 2011, to December 31, 2011, of the Company's non-performing assets and troubled debt restructurings are highlighted below:

(Dollars in thousands)	December 31, 2011	September 30, 2011	% Change	December 31, 2010	% Change
Non-performing assets
Accruing loans past due 90 days or more	$ 6,726	$ 13,053	(48)	$ 5,006	34
Non-accrual loans:
Construction- residential loans	25,288	28,386	(11)	25,251	0
Construction- non-residential loans	20,724	21,611	(4)	28,686	(28)
Land loans	10,975	13,355	(18)	21,923	(50)
Commercial real estate loans, excluding land loans	96,809	83,983	15	122,672	(21)
Commercial loans	30,661	29,723	3	31,499	(3)
Residential mortgage loans	16,740	15,656	7	12,288	36
Total non-accrual loans:	$ 201,197	$ 192,714	4	$ 242,319	(17)
Total non-performing loans	207,923	205,767	1	247,325	(16)
Other real estate owned	92,713	94,308	(2)	77,740	19
Total non-performing assets	$ 300,636	$ 300,075	0	$ 325,065	(8)
Accruing troubled debt restructurings (TDRs)	$ 120,016	$ 126,270	(5)	$ 136,800	(12)
Non-accrual loans held for sale	$ 760	$ 1,276	(40)	$ 2,873	(74)

Allowance for loan losses	$ 206,280	$ 209,116	(1)	$ 245,231	(16)
Allowance for off-balance sheet credit commitments	2,069	1,863	11	2,337	(11)
Allowance for credit losses	$ 208,349	$ 210,979	(1)	$ 247,568	(16)

Total gross loans outstanding, at period-end (1)	$ 7,059,212	$ 7,017,142	1	$ 6,868,621	3

Allowance for loan losses to non-performing loans, at period-end (2)	99.21%	101.63%		99.15%
Allowance for loan losses to gross loans, at period-end (1)	2.92%	2.98%		3.57%

Allowance for credit losses to non-performing loans, at period-end (2)	100.20%	102.53%		100.10%
Allowance for credit losses to gross loans, at period-end (1)	2.95%	3.01%		3.60%
(1) Excludes loans held for sale at period-end.
(2) Excludes non-accrual loans held for sale at period-end.

Troubled debt restructurings on accrual status totaled $120.0 million at December 31, 2011. These loans are classified as troubled debt restructurings as a result of granting a concession to borrowers who are experiencing financial difficulties. The concessions may be granted in various forms, including change in the stated interest rate, reduction in the loan balance or accrued interest, or extension of the maturity date that causes a significant delay in payment. Although these loan modifications are considered troubled debt restructurings under Accounting Standard Codification 310-40 and Accounting Standard Update 2011-02, these loans have been performing under the restructured terms and have demonstrated sustained performance under the modified terms. The sustained performance considered by management includes the periods prior to the modification if the prior performance met or exceeded the modified terms as well as cash paid to set up interest reserves.

The ratio of non-performing assets, excluding non-accrual loans held for sale, to total assets was 2.8% at December 31, 2011, compared to 3.0% at December 31, 2010. Total non-performing portfolio assets decreased $24.4 million, or 7.5%, to $300.6 million at December 31, 2011, compared to $325.1 million at December 31, 2010, primarily due to a $41.1 million decrease in non-accrual loans offset by a $15.0 million increase in OREO and by a $1.7 million increase in accruing loans past due 90 days or more.

CAPITAL ADEQUACY REVIEW

At December 31, 2011, the Company's Tier 1 risk-based capital ratio of 15.97%, total risk-based capital ratio of 17.85%, and Tier 1 leverage capital ratio of 12.93%, continue to place the Company in the "well capitalized" category for regulatory purposes, which is defined as institutions with a Tier 1 risk-based capital ratio equal to or greater than 6%, a total risk-based capital ratio equal to or greater than 10%, and a Tier 1 leverage capital ratio equal to or greater than 5%. At December 31, 2010, the Company's Tier 1 risk-based capital ratio was 15.37%, total risk-based capital ratio was 17.27%, and Tier 1 leverage capital ratio was 11.44%.

YEAR-TO-DATE REVIEW

Net income attributable to common stockholders for the year ended December 31, 2011, was $83.7 million, an increase of $88.5 million compared to net loss attributable to common stockholders of $4.8 million for the year ended December 31, 2010, due primarily to decreases in the provision for loan losses, decreases in net losses from interest rate swaps, decreases in FDIC assessments, increases in gains on sale of securities, increases in net interest income, and decreases in OREO expense which were partially offset by prepayment penalties on the repayment of FHLB advances, increases in salaries and incentive compensation expense, occupancy expense, and professional services expense. Diluted earnings per share was $1.06 for the year ended December 31, 2011, compared to a $0.06 loss per share for the year ended December 31, 2010. The net interest margin for the year ended December 31, 2011, increased 44 basis points to 3.21% compared to 2.77% for the same period a year ago.

Return on average stockholders' equity was 6.78% and return on average assets was 0.94% for the year ended December 31, 2011, compared to return on average stockholders' equity of 0.81% and return on average assets of 0.10% for the year ended of 2010. The efficiency ratio for the year ended December 31, 2011, was 50.90% compared to 53.22% for the year ended December 31, 2010.

CONFERENCE CALL

Cathay General Bancorp will host a conference call this afternoon to discuss its fourth quarter and year-end 2011 financial results. The call will begin at 3:00 p.m. Pacific Time. Analysts and investors may dial in and participate in the question-and-answer session. To access the call, please dial 1-866-700-0133 and enter Participant Passcode 81268353. A listen-only live Webcast of the call will be available at www.cathaygeneralbancorp.com and a recorded version is scheduled to be available for replay for 12 months after the call.

ABOUT CATHAY GENERAL BANCORP

Cathay General Bancorp is the holding company for Cathay Bank, a California state-chartered bank. Founded in 1962, Cathay Bank offers a wide range of financial services. Cathay Bank currently operates 31 branches in California, eight branches in New York State, one in Massachusetts, two in Texas, three in Washington State, three in the Chicago, Illinois area, one in New Jersey, one in Hong Kong, and a representative office in Shanghai and in Taipei. Cathay Bank's website is found at http://www.cathaybank.com. Cathay General Bancorp's website is found at http://www.cathaygeneralbancorp.com. Information set forth on such websites is not incorporated into this press release.

FORWARD-LOOKING STATEMENTS AND OTHER NOTICES

Statements made in this press release, other than statements of historical fact, are forward-looking statements within the meaning of the applicable provisions of the Private Securities Litigation Reform Act of 1995 regarding management's beliefs, projections, and assumptions concerning future results and events. These forward-looking statements may include, but are not limited to, such words as "aims," "anticipates," "believes," "can," "could," "estimates," "expects," "hopes," "intends," "may," "plans," "projects," "seeks," "shall," "should," "will," "predicts," "potential," "continue," "possible," "optimistic," and variations of these words and similar expressions. Forward-looking statements are based on estimates, beliefs, projections, and assumptions of management and are not guarantees of future performance. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations or projections. Such risks and uncertainties and other factors include, but are not limited to, adverse developments or conditions related to or arising from: U.S. and international economic and market conditions; market disruption and volatility; current and potential future supervisory action by bank supervisory authorities and changes in laws and regulations, or their interpretations; restrictions on dividends and other distributions by laws and regulations and by our regulators and our capital structure; credit losses and deterioration in asset or credit quality; availability of capital; potential goodwill impairment; liquidity risk; fluctuations in interest rates; past and future acquisitions; inflation and deflation; success of expansion, if any, of our business in new markets; the soundness of other financial institutions; real estate market conditions; our ability to compete with competitors; increased costs of compliance and other risks associated with changes in regulations and the current regulatory environment, including the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act"), the potential for substantial changes in the legal, regulatory, and enforcement framework and oversight applicable to financial institutions in reaction to adverse financial market events of recent years, including changes pursuant to the Dodd-Frank Act; the short term and long term impact of the Basel II and the proposed Basel III capital standards of the Basel Committee; our ability to retain key personnel; successful management of reputational risk; natural disasters and geopolitical events; general economic or business conditions in California, Asia, and other regions where Cathay Bank has operations; restrictions on compensation paid to our executives as a result of our participation in the TARP Capital Purchase Program; our ability to adapt our information technology systems; and changes in accounting standards or tax laws and regulations.

These and other factors are further described in Cathay General Bancorp's Annual Report on Form 10-K for the year ended December 31, 2010 (Item 1A in particular), other reports filed with the Securities and Exchange Commission ("SEC"), and other filings Cathay General Bancorp makes with the SEC from time to time. Actual results in any future period may also vary from the past results discussed in this press release. Given these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements, which speak to the date of this press release. Cathay General Bancorp has no intention and undertakes no obligation to update any forward-looking statement or to publicly announce any revision of any forward-looking statement to reflect future developments or events, except as required by law.

Cathay General Bancorp's filings with the SEC are available at the website maintained by the SEC at http://www.sec.gov, or by request directed to Cathay General Bancorp, 9650 Flair Drive, El Monte, California 91731, Attention: Investor Relations (626) 279-3286.

CATHAY GENERAL BANCORP CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
	Three months ended December 31,			Year ended December 31,
(Dollars in thousands, except per share data)	2011	2010	% Change	2011	2010	% Change

FINANCIAL PERFORMANCE
Net interest income before provision for credit losses	$79,317	$75,237	5	$ 313,690	$ 297,906	5
Provision for credit losses	2,000	10,000	(80)	27,000	156,900	(83)
Net interest income after provision for credit losses	77,317	65,237	19	286,690	141,006	103
Non-interest income	8,986	16,169	(44)	50,892	32,251	58
Non-interest expense	43,990	56,348	(22)	185,566	175,711	6
Income/(loss) before income tax expense (benefit)	42,313	25,058	69	152,016	(2,454)	6,295
Income tax expense/(benefit)	14,459	6,789	113	51,261	(14,629)	450
Net income	27,854	18,269	52	100,755	12,175	728
Net income attributable to noncontrolling interest	153	158	(3)	605	610	(1)
Net income attributable to Cathay General Bancorp	$27,701	$18,111	53	$ 100,150	$ 11,565	766
Dividends on preferred stock	(4,114)	(4,102)	0	(16,437)	(16,388)	0
Net income/(loss) attributable to common stockholders	$23,587	$14,009	68	$ 83,713	$ (4,823)	1,836

Net income/(loss) attributable to common stockholders per common share:
Basic	$ 0.30	$ 0.18	67	$ 1.06	$ (0.06)	1,867
Diluted	$ 0.30	$ 0.18	67	$ 1.06	$ (0.06)	1,867

Cash dividends paid per common share	$ 0.01	$ 0.01	$ -	$ 0.04	$ 0.04	$ -

SELECTED RATIOS
Return on average assets	1.05%	0.65%	62	0.94%	0.10%	840
Return on average total stockholders' equity	7.33%	4.99%	47	6.78%	0.81%	737
Efficiency ratio	49.82%	61.65%	(19)	50.90%	53.22%	(4)
Dividend payout ratio	2.84%	4.34%		3.14%	27.16%

YIELD ANALYSIS (Fully taxable equivalent)
Total interest-earning assets	4.58%	4.52%	1	4.63%	4.55%	2
Total interest-bearing liabilities	1.60%	1.99%	(20)	1.73%	2.11%	(18)
Net interest spread	2.98%	2.53%	18	2.90%	2.44%	19
Net interest margin	3.28%	2.88%	14	3.21%	2.77%	16

CAPITAL RATIOS	December 31, 2011	December 31, 2010	September 30, 2011	Well Capitalized Requirements	Minimum Regulatory Requirements
Tier 1 risk-based capital ratio	15.97%	15.37%	15.83%	6.0%	4.0%
Total risk-based capital ratio	17.85%	17.27%	17.72%	10.0%	8.0%
Tier 1 leverage capital ratio	12.93%	11.44%	12.60%	5.0%	4.0%

CATHAY GENERAL BANCORP CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(In thousands, except share and per share data)	December 31, 2011	December 31, 2010	% change

Assets
Cash and due from banks	$ 117,888	$ 87,347	35
Short-term investments and interest bearing deposits	294,956	206,321	43
Securities purchased under agreements to resell	-	110,000	(100)
Securities held-to-maturity (market value of $1,203,977 in 2011
and $837,359 in 2010)	1,153,504	840,102	37
Securities available-for-sale (amortized cost of $1,309,521 in 2011 and
$2,005,330 in 2010)	1,294,478	2,003,567	(35)
Trading securities	4,542	3,818	19
Loans held for sale	760	2,873	(74)
Loans	7,059,212	6,868,621	3
Less: Allowance for loan losses	(206,280)	(245,231)	(16)
Unamortized deferred loan fees, net	(8,449)	(7,621)	11
Loans, net	6,844,483	6,615,769	3
Federal Home Loan Bank stock	52,989	63,873	(17)
Other real estate owned, net	92,713	77,740	19
Affordable housing investments, net	78,358	88,472	(11)
Premises and equipment, net	105,961	109,456	(3)
Customers' liability on acceptances	37,300	14,014	166
Accrued interest receivable	32,226	35,382	(9)
Goodwill	316,340	316,340	-
Other intangible assets, net	11,598	17,044	(32)
Other assets	206,768	209,868	(1)

Total assets	$ 10,644,864	$ 10,801,986	(1)

Liabilities and Stockholders' Equity
Deposits
Non-interest-bearing demand deposits	$ 1,074,718	$ 930,300	16
Interest-bearing deposits:
NOW deposits	451,541	418,703	8
Money market deposits	951,516	982,617	(3)
Savings deposits	420,030	385,245	9
Time deposits under $100,000	832,997	1,081,266	(23)
Time deposits of $100,000 or more	3,498,329	3,193,715	10
Total deposits	7,229,131	6,991,846	3

Securities sold under agreements to repurchase	1,400,000	1,561,000	(10)
Advances from the Federal Home Loan Bank	225,000	550,000	(59)
Other borrowings from financial institutions	880	8,465	(90)
Other borrowings for affordable housing investments	18,920	19,111	(1)
Long-term debt	171,136	171,136	-
Acceptances outstanding	37,300	14,014	166
Other liabilities	46,864	50,309	(7)
Total liabilities	9,129,231	9,365,881	(3)
Commitments and contingencies	-	-	-
Stockholders' Equity
Preferred stock, 10,000,000 shares authorized, 258,000 issued
and outstanding in 2011 and 2010	250,992	247,455	1
Common stock, $0.01 par value, 100,000,000 shares authorized,
82,860,122 issued and 78,652,557 outstanding at December 31, 2011, and
82,739,348 issued and 78,531,783 outstanding at December 31, 2010	829	827	0
Additional paid-in-capital	765,641	762,509	0
Accumulated other comprehensive loss, net	(8,732)	(1,022)	(754)
Retained earnings	624,192	543,625	15
Treasury stock, at cost (4,207,565 shares at December 31, 2011,
and at December 31, 2010)	(125,736)	(125,736)	-

Total Cathay General Bancorp stockholders' equity	1,507,186	1,427,658	6
Noncontrolling interest	8,447	8,447	-
Total equity	1,515,633	1,436,105	6
Total liabilities and equity	$ 10,644,864	$ 10,801,986	(1)

Book value per common stock share	$15.75	$14.80	6
Number of common stock shares outstanding	78,652,557	78,531,783	0

CATHAY GENERAL BANCORP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
	Three months ended December 31,		Year ended December 31,
	2011	2010	2011	2010
	(In thousands, except share and per share data)
INTEREST AND DIVIDEND INCOME
Loan receivable, including loan fees	$ 91,640	$ 94,585	$ 364,580	$ 380,662
Investment securities- taxable	17,809	22,780	83,083	106,568
Investment securities- nontaxable	1,053	659	4,218	854
Federal Home Loan Bank stock	43	66	177	237
Federal funds sold and securities
purchased under agreements to resell	2	14	83	14
Deposits with banks	529	228	1,430	1,259

Total interest and dividend income	111,076	118,332	453,571	489,594

INTEREST EXPENSE
Time deposits of $100,000 or more	10,089	11,801	42,204	54,219
Other deposits	4,139	6,254	20,010	29,943
Securities sold under agreements to repurchase	14,830	16,672	60,733	66,141
Advances from Federal Home Loan Bank	1,441	7,417	12,033	37,527
Long-term debt	1,260	950	4,890	3,852
Short-term borrowings	-	1	11	6

Total interest expense	31,759	43,095	139,881	191,688

Net interest income before provision for credit losses	79,317	75,237	313,690	297,906
Provision for credit losses	2,000	10,000	27,000	156,900

Net interest income after provision for credit losses	77,317	65,237	286,690	141,006

NON-INTEREST INCOME
Securities gains, net	888	9,583	21,131	18,695
Letters of credit commissions	1,531	1,186	5,644	4,466
Depository service fees	1,319	1,350	5,420	5,220
Other operating income	5,248	4,050	18,697	3,870

Total non-interest income	8,986	16,169	50,892	32,251

NON-INTEREST EXPENSE
Salaries and employee benefits	18,438	14,390	71,849	58,835
Occupancy expense	3,516	1,756	14,225	12,188
Computer and equipment expense	2,071	2,098	8,508	8,230
Professional services expense	6,675	3,531	20,209	17,630
FDIC and State assessments	2,630	4,022	12,494	19,549
Marketing expense	755	691	3,175	3,160
Other real estate owned expense	1,980	10,665	10,583	16,011
Operations of affordable housing investments	2,098	2,220	8,153	7,611
Amortization of core deposit intangibles	1,457	1,482	5,859	5,958
Cost associated with debt redemption	1,704	13,352	20,231	14,261
Other operating expense	2,666	2,141	10,280	12,278

Total non-interest expense	43,990	56,348	185,566	175,711

Income/(loss) before income tax expense/(benefit)	42,313	25,058	152,016	(2,454)
Income tax expense/(benefit)	14,459	6,789	51,261	(14,629)
Net income	27,854	18,269	100,755	12,175
Less: net income attributable to noncontrolling interest	153	158	605	610
Net income attributable to Cathay General Bancorp	27,701	18,111	100,150	11,565

Dividends on preferred stock	(4,114)	(4,102)	(16,437)	(16,388)
Net income/(loss) attributable to common stockholders	$ 23,587	$ 14,009	$ 83,713	$ (4,823)

Net income/ (loss) attributable to common stockholders per common share:
Basic	$ 0.30	$ 0.18	$ 1.06	$ (0.06)
Diluted	$ 0.30	$ 0.18	$ 1.06	$ (0.06)

Cash dividends paid per common share	$ 0.01	$ 0.01	$ 0.04	$ 0.04
Basic average common shares outstanding	78,647,680	78,527,427	78,633,317	77,073,954
Diluted average common shares outstanding	78,648,591	78,528,630	78,640,652	77,073,954

CATHAY GENERAL BANCORP AVERAGE BALANCES – SELECTED CONSOLIDATED FINANCIAL INFORMATION (Unaudited)
	Three months ended,
(In thousands)	December 31, 2011		December 31, 2010		September 30, 2011

Interest-earning assets	Average Balance	Average Yield/Rate (1) (2)	Average Balance	Average Yield/Rate (1) (2)	Average Balance	Average Yield/Rate (1) (2)
Loans and leases (1)	$ 7,061,140	5.15%	$ 6,890,269	5.45%	$ 6,981,382	5.26%
Taxable investment securities	2,316,940	3.05%	3,126,869	2.89%	2,308,509	3.49%
Tax-exempt investment securities (2)	133,856	4.80%	84,929	4.74%	134,735	4.77%
FHLB stock	54,835	0.31%	65,162	0.40%	57,439	0.26%
Federal funds sold and securities purchased
under agreements to resell	9,130	0.07%	27,500	0.20%	207,174	0.06%
Deposits with banks	90,301	2.32%	215,579	0.42%	64,897	2.20%

Total interest-earning assets	$ 9,666,202	4.58%	$10,410,308	4.52%	$ 9,754,136	4.68%

Interest-bearing liabilities
Interest-bearing demand deposits	$ 444,170	0.15%	$ 416,344	0.20%	$ 431,016	0.17%
Money market deposits	956,313	0.63%	1,023,787	0.85%	948,678	0.71%
Savings deposits	421,381	0.09%	381,940	0.14%	454,780	0.10%
Time deposits	4,312,235	1.15%	4,369,433	1.41%	4,306,331	1.22%
Total interest-bearing deposits	$ 6,134,099	0.92%	$ 6,191,504	1.16%	$ 6,140,805	0.99%
Securities sold under agreements to repurchase	1,407,076	4.18%	1,561,864	4.23%	1,411,332	4.17%
Other borrowed funds	169,386	3.38%	675,280	4.36%	283,996	2.94%
Long-term debt	171,136	2.92%	171,136	2.20%	171,136	2.80%
Total interest-bearing liabilities	7,881,697	1.60%	8,599,784	1.99%	8,007,269	1.66%

Non-interest-bearing demand deposits	1,052,501		969,014		1,013,859

Total deposits and other borrowed funds	$ 8,934,198		$ 9,568,798		$ 9,021,128

Total average assets	$10,513,596		$11,087,902		$10,595,366
Total average equity	$ 1,508,717		$ 1,447,423		$ 1,505,156

	Year ended,
(In thousands)	December 31, 2011		December 31, 2010

Interest-earning assets	Average Balance	Average Yield/Rate (1) (2)	Average Balance	Average Yield/Rate (1) (2)
Loans and leases (1)	$ 6,960,536	5.24%	$ 6,898,876	5.52%
Taxable investment securities	2,484,629	3.34%	3,476,259	3.07%
Tax-exempt investment securities (2)	134,245	4.83%	27,258	4.82%
FHLB stock	58,999	0.30%	68,780	0.34%
Federal funds sold and securities purchased
under agreements to resell	84,493	0.10%	6,932	0.20%
Deposits with banks	113,566	1.26%	300,471	0.42%

Total interest-earning assets	$ 9,836,468	4.63%	$10,778,576	4.55%

Interest-bearing liabilities
Interest-bearing demand deposits	$ 426,252	0.18%	$ 397,434	0.23%
Money market deposits	979,253	0.75%	966,888	0.90%
Savings deposits	411,953	0.12%	369,190	0.19%
Time deposits	4,323,833	1.24%	4,765,632	1.55%
Total interest-bearing deposits	$ 6,141,291	1.01%	$ 6,499,144	1.29%
Federal funds purchased	27	1.29%	-	-
Securities sold under agreements to repurchase	1,448,363	4.19%	1,560,215	4.24%
Other borrowed funds	318,607	3.78%	843,321	4.45%
Long-term debt	171,136	2.86%	171,136	2.25%
Total interest-bearing liabilities	8,079,424	1.73%	9,073,816	2.11%

Non-interest-bearing demand deposits	996,215		911,351

Total deposits and other borrowed funds	$ 9,075,639		$ 9,985,167

Total average assets	$10,629,217		$11,489,165
Total average equity	$ 1,485,545		$ 1,430,433

(1) Yields and interest earned include net loan fees. Non-accrual loans are included in the average balance.
(2) The average yield has been adjusted to a fully taxable-equivalent basis for certain securities of states and political subdivisions and other securities held using a statutory Federal income tax rate of 35%.

CONTACT: Heng W. Chen, +1-626-279-3652